July 1, 2011

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 279 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 279 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 279 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.

7Twelve Balanced Fund

2.

13D Activist Fund

3.

Adaptive Allocation Fund

4.

Altegris Macro Strategy Fund

5.

Altegris Managed Futures Strategy Fund

6.

Altrius Small Cap Value Fund

7.

Arrow Alternative Solutions Fund

8.

Arrow Commodity Strategy Fund

9.

Arrow DWA Balanced Fund

10.

Arrow DWA Systematic RS Fund

11.

Arrow DWA Tactical Fund

12.

Arrow Managed Futures Trend Fund

13.

Ascendant Balanced Fund

14.

Ascendant Multicap Equity Fund

15.

Ascendant Natural Resources Fund

16.

Astor Active Income ETF Fund

17.

Astor Style Preferred Growth ETF Fund

18.

Astor Long/Short ETF Fund

19.

Autopilot Managed Growth Fund

20.

Avant II Tracking Fund

21.

BTS Bond Asset Allocation Fund

22.

Bandon Isolated Alpha Fixed Income Fund

23.

Beech Hill Total Return Fund

24.

Biondo Focus Fund

25.

Biondo Growth Fund

26.

Bishop Volatility Flex Fund

27.

Bull Path Mid-Cap Fund

28.

CIFG MaxBalanced Fund

29.

CIFG MaxOpp Fund

30.

CMG Absolute Return Strategies Fund

31.

CWC Small Cap Aggressive Value Fund

32.

Chadwick & D’Amato Fund

33.

Changing Parameters Fund

34.

Chariot Absolute Return All Opportunities Fund

35.

Diversified Risk Parity Fund

36.

The Collar Fund

37.

The Currency Strategies Fund

38.

EAS Genesis Fund

39.

EAS Global Cycle Fund

40.

EM Capital India Gateway Fund

41.

The FX Strategy Fund

42.

GMG Defensive Beta Fund

43.

GPS Multiple Strategy Fund

44.

Generations Multi-Strategy Fund

45.

Ginkgo Multi-Strategy Fund

46.

The Giralda Fund

47.

Global Fusion Tactical Equity Fund

48.

Global Fusion Long/Short Fund

49.

GoalMine Balanced Growth Fund

50.

GoalMine Fixed Income Fund

51.

Grant Park Managed Futures Strategy Fund

52.

Gratio Values Fund

53.

Incline Capital Trend Following Fund

54.

Investment Partners Opportunities Fund

55.

Iron Horse Fund

56.

KCM Macro Trends Fund

57.

The Lacerte Guardian Fund

58.

Leader Short-Term Bond Fund

59.

Leader Total Return Fund

60.

The Long-Short Fund

61.

Mosaic Managed Futures Strategy Fund

62.

MutualHedge Frontier Legends Fund

63.

MutualHedge Equity Long-Short Legends Fund

64.

MutualHedge Event Driven Legends Fund

65.

Navigator Equity Hedged Fund

66.

PSI Market Neutral Fund

67.

PSI Total Return Fund

68.

PSI Strategic Growth Fund

69.

PSI Tactical Growth Fund

70.

Pacific Financial Core Equity Fund

71.

Pacific Financial Explorer Fund

72.

Pacific Financial International Fund

73.

Pacific Financial Strategic Conservative Fund

74.

Pacific Financial Tactical Fund

75.

Power Income Fund

76.

Princeton Futures Strategy Fund

77.

RAM Risked-Managed Growth Fund

78.

Rady Contrarian Long/Short Fund

79.

Rady Opportunistic Value Fund

80.

SCA Absolute Return Fund

81.

SCA Directional Fund

82.

Sierra Core Retirement Fund

83.

SouthernSun Small Cap Fund

84.

Strategic Investing Long/Short Fund

85.

Tatro Capital Tactical Appreciation Fund

86.

Toews Hedged Emerging Markets Fund

87.

Toews Hedged Growth Allocation Fund

88.

Toews Hedged High Yield Bond Fund

89.

Toews Hedged International Developed Markets Fund

90.

Toews Hedged Large-Cap Fund

91.

Toews Hedged Small & Mid Cap Fund

92.

TransWestern Institutional Short Duration Government Bond Fund

93.

Wade Core Destination Fund

94.

Wintrust Capital Disciplined Equity Fund

95.

Wintrust Capital Small Cap Opportunity Fund

96.

Wintrust Real Estate 130/30 Fund

97.

Winans Long/Short Fund

98.

Winans Gold Strategy Fund

99.

Zeo Strategic Income Fund